Exhibit 10.29

ANNEX I

AMENDMENT NO. 2 TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

                Amendment No. 2 to the Fourth Amended and Restated Credit Agreement, dated as of September 25, 2002 (this “Amendment”), among DUANE READE, a New York general partnership (the “Borrower”), DUANE READE INC., a Delaware corporation (“Holdings”), DRI I INC., a Delaware corporation (“DRI I” and, together with Holdings, collectively, the “Parent Guarantors”), DUANE READE INTERNATIONAL, INC., a Delaware corporation (“Duane Reade IP”), DUANE READE REALTY, INC., a Delaware corporation (“Duane Reade Realty” and together with Duane Reade IP, collectively, the “Affiliate Guarantors” and, together with the Parent Guarantors, collectively, the “Designated Guarantors”), CREDIT SUISSE FIRST BOSTON (“CSFB”), as syndication agent (in such capacity, the “Syndication Agent”) for the Lenders and FLEET NATIONAL BANK (“Fleet”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

W I T N E S S E T H:

                WHEREAS, the Borrower, the Designated Guarantors, various financial institutions (the “Lenders”), the Agents and Credit Lyonnais New York Branch, as the documentation agent for the Lenders, have heretofore entered into the Fourth Amended and Restated Credit Agreement, dated as of July 10, 2001 (as amended or otherwise modified prior to the date hereof the “Existing Credit Agreement” and as so amended by this Agreement, the “Credit Agreement”); and

WHEREAS, the Borrower and the Designated Guarantors desire, and the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to amend the Existing Credit Agreement as set forth herein to permit them to do so;

NOW, THEREFORE, the parties hereto hereby agree as follows:

PART I
DEFINITIONS

SUBPART 1.1  Certain Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the preamble.

“Affiliate Guarantors” is defined in the preamble.

“Amendment” is defined in the preamble.

“Amendment Effective Date” is defined in Subpart 3.1.

“Borrower” is defined in the preamble.

“Credit Agreement” is defined in the first recital.

“CSFB” is defined in the preamble.

“Designated Guarantors” is defined in preamble.

“DRI I” is defined in the preamble.

“Duane Reade IP” is defined in preamble.

“Duane Reade Realty” is defined in preamble.

“Existing Credit Agreement” is defined in the first recital.

“Holdings” is defined in the preamble.

“Lenders” is defined in the first recital.

“Parent Guarantors” is defined in the preamble.

“Syndication Agent” is defined in the preamble.

SUBPART 1.2  Other Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings set forth in the Existing Credit Agreement.  Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Existing Credit Agreement shall from and after the Amendment Effective Date refer to the Credit Agreement.

PART II
AMENDMENTS TO EXISTING CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part II.  Except to the extent amended by this Amendment, the Existing Credit Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

SUBPART 2.1  Amendments to Article I.

(a)  Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following definitions in such section in the appropriate alphabetical sequence:

“Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to one year after the Stated Maturity Date for New Term B Loans.

“Equity Interests” means Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

SUBPART 2.2  Amendments to Article VII.   Section 7.2.6 of the Existing Credit Agreement is hereby amended by:

(a)  amending and restating clause (a) in its entirety to read as follows:

                “each of the Borrower and each Designated Guarantor will not, and will not permit any of their respective Subsidiaries to, (i) declare, pay or make any dividend, distribution or exchange (in cash, property or obligations) on or in respect of any of its Equity Interests (now or hereafter outstanding) other than (x) dividends or distributions payable in Equity Interests (other than Disqualified Stock) and (y) splits or reclassifications of its Equity Interests into additional or other Equity Interests or (ii) apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, exchange, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase, redeem or exchange, any shares of any class of Equity Interests (now or hereafter outstanding) of the Borrower or any Designated Guarantor;”

(b)  amending and restating clause (h) in its entirety to read as follows:

                “(h) so long as (i) no Default or Event of Default shall have occurred and be continuing on the date of such Restricted Payment or would result from the making of such Restricted Payment, giving pro forma effect thereto as if such Restricted Payment occurred at the beginning of most recently fully ended Fiscal Quarter preceding the date of such Restricted Payment for which the relevant financial information has been delivered pursuant to clause (b) or (c) of Section 7.1.1 and (ii) an Authorized Officer of Holdings shall have delivered a certificate to the Administrative Agent in form and substance satisfactory to the Administrative Agent certifying as to the accuracy of subclause (i) above, the Borrower and each Affiliate Guarantor shall be permitted to make Restricted Payments to Holdings and to DRI I (which shall in turn use all of any such Restricted Payment to make Restricted Payments to Holdings), in each case to the extent necessary to enable Holdings to repurchase, redeem or otherwise acquire or retire for value any Capital Stock of Holdings or any Senior Convertible Notes then held by any Person; provided, however, that the aggregate price paid pursuant to this clause (h) for all such repurchased, redeemed, acquired or retired Capital Stock and/or Senior Convertible Notes shall not exceed an amount equal to $20,000,000, in each case from the Amendment Effective Date until the Stated Maturity Date for the New Term B Loans.”

PART III
CONDITIONS TO EFFECTIVENESS

SUBPART 3.1  Amendment Effective Date.  This Amendment shall become effective as of the date (the “Amendment Effective Date”) first set forth above when the Agents shall have received counterparts of this Amendment, duly executed by each of the Borrower, each of the Designated Guarantors, the Syndication Agent and the Administrative Agent on behalf of the Required Lenders who shall have delivered to the Administrative Agent their written consent to the amendments, as explicitly set forth herein and subject to the terms hereof.

SUBPART 3.2  Costs and Expenses, etc.  The Syndication Agent shall have received for the account of each Lender, all fees, costs and expenses due and payable pursuant to Sections 3.3 and 11.3 of the Credit Agreement, if then invoiced.

SUBPART 3.3  Legal Details, etc.  All documents executed or submitted pursuant hereto shall be satisfactory in form and substance to the Syndication Agent and its counsel.  The Syndication Agent and its counsel shall have received all information, and such counterpart originals or such certified or other copies of such materials, as the Syndication Agent or its counsel reasonably request.  All legal matters incident to the transactions contemplated by this Amendment shall be satisfactory to the Syndication Agent and its counsel.

PART IV
MISCELLANEOUS

SUBPART 4.1  Expenses.  The Borrower and each Designated Guarantor hereby agrees to pay and reimburse the Agents for all of their respective reasonable fees and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and related documents, including all reasonable fees and disbursements of Mayer, Brown, Rowe & Maw, counsel to the Agents.

SUBPART 4.2  Representations and Warranties.  The delivery of an executed counterpart hereof by the Borrower and each Designated Guarantor shall constitute a representation and warranty by the Borrower and each Designated Guarantor that:

(a)  on the Amendment Effective Date, after giving effect to this Amendment, (i) all representations, warranties and other statements set forth in Article VI of the Existing Credit Agreement, as then amended by this Amendment, are true and correct in all material respects as of such date, except to the extent that such representation, warranty or statement expressly relates to an earlier date (in which case such representation, warranty or statement shall have been true and correct in all material respects on and as of such earlier date) and (ii) no Default has occurred and is then continuing; and

(b)  this Amendment constitutes the legal, valid and binding obligation of the Borrower and each Designated Guarantor, enforceable in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

SUBPART 4.3  Loan Document Pursuant to Credit Agreement.  This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement, as amended hereby.

SUBPART 4.4  Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SUBPART 4.5  Counterparts.  This Amendment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be an original and all of which shall constitute together but one and the same agreement.

SUBPART 4.6  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                IN WITNESS WHEREOF, the signatories hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER:
DUANE READE
By Duane Reade Inc., a general partner

By:
Title:

By DRI I Inc., a general partner

By:
Title:

DESIGNATED GUARANTORS:
DUANE READE INC.

By:
Title:

DRI I INC.

By:
Title:

DUANE READE INTERNATIONAL, INC.

By:
Title:

DUANE READE REALTY, INC.

By:

Title:

CREDIT SUISSE FIRST BOSTON, as the Syndication Agent

By:
Title:

By:
Title:

FLEET NATIONAL BANK, as the Administrative Agent

By:
Title: